Exhibit D1

                                AMENDED EXHIBIT A
                                     TO THE
                          JULIUS BAER INVESTMENT FUNDS
                          INVESTMENT ADVISORY AGREEMENT

         This Exhibit A dated as of October 2, 2002, as amended December 11, 2002, is Exhibit A to the Investment Advisory Agreement dated as of October 2, 2002, between Julius Baer Investment Management Inc. and Julius Baer Investment Funds.


----------------------------------------------------------------------------------------------------------------
NAME                                FEE (AS A PERCENTAGE                   EFFECTIVE DATE
OF FUND                             OF NET ASSETS)                         OF AGREEMENT
----------------------------------------------------------------------------------------------------------------
Global High Yield Bond Fund         .75%                                   November 1, 2002
----------------------------------------------------------------------------------------------------------------
International Equity Fund           .90%                                   February 28, 2003
----------------------------------------------------------------------------------------------------------------
Global Income Fund                  .65%                                   February 28, 2003
----------------------------------------------------------------------------------------------------------------